Morgan Stanley Institutional Funds*
Rule 10f-3 Transactions(1)
May 1, 2001 - December 31, 2001

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
Underwriting
Participating			Trade	Price(2)	 Amount  	     Purchased	Amount of 	%
Portfolio(s)			 Date		Purchased         From		      Offer		UW


AMN Healthcare Services/ABS								10,000,000
MSIF Inc. Small Co Growth Portfolio	11/12/01	17.00	2,400	Montgomery Securities,
							Warburg Dillon Read		0.024%
MSIF Inc. Equity Growth Portfolio	11/12/01	17.00	10,200	JP Morgan Securities,
							Warburg Dillon Read		0.102%
MSIF Inc. Focus Equity Portfolio	11/12/01	17.00	1,100	Montgomery Securities,
							Warburg Dillon Read		0.011%
MSIF Inc. Technology Portfolio	11/12/01	17.00	450 	JP Morgan Sec., Warburg Dillon Read,
							Montgomery Sec.			0.005%


Singapore Tel Note  6.375000  12/01/2011						1,350,000,000
MSIF Inc. Fixed Income Portfolio	11/15/01	99.741	245,000	Goldman Sachs & Co		0.018%
MSIF Inc. Fixed Income Portfolio	11/15/01	99.741	130,000	Goldman Sachs & Co		0.010%


Aluminum Corp of China							2,588,236,000
MSIF Inc. Asian Equity Portfolio	12/5/01	0.18 	869,000	Warburg Dillon Read		0.034%
MSIF Inc. Emerging Markets Portfolio	12/5/01	0.18 	11,971,000	Warburg Dillon Read		0.463%


Aramark Worldwide Corp							30,000,000
MSIF Inc. Small Co Growth Portfolio	12/10/01	23.00	2,600	Goldman Sachs			0.009%
MSIF Inc. Equity Growth Portfolio	12/10/01	23.00	10,700	JP Morgan Securities, Goldman Sachs	0.036%
MSIF Inc. Focus Equity Portfolio	12/10/01	23.00	1,000	Goldman Sachs			0.003%
MSIF Inc. Technology Portfolio	12/10/01	23.00	500	Goldman Sachs			0.002%


Prudential Financial								110,000,000
MSIF Inc.Global Value Equity Portfolio	12/12/01	27.50	13,200	Goldman Sachs			0.012%
MSIF Inc. Small Co Growth Portfolio	12/12/01	27.50	16,300	Williams Capital			0.015%
MSIF Inc. Value Equity Portfolio	12/12/01	27.50	7,900	Prudential Bache Secs Inc, NY		0.007%
MSIF Inc. Equity Growth Portfolio	12/12/01	27.50	66,900	Prudential Bache, Williams Capital,
							Lehman Brothers			0.061%
MSIF Inc. Focus Equity Portfolio	12/12/01	27.50	6,400	Goldman Sachs			0.006%
MSIF Inc. Technology Portfolio	12/12/01	27.50	3,300	CS First Boston			0.003%


Credit Agricole S.A.								177,680,000
MSIF Inc. European Value Equity Port	12/13/01	14.832	2,500	Credit Agricole Cheuvreux de Virieu	0.001%
MSIF Inc.International Magnum Port	12/13/01	14.832	5,500	Credit Agricole Cheuvreux de Virieu	0.003%
MSIF Inc.Global Value Equity Portfolio	12/13/01	14.832	4,000	Credit Agricole Cheuvreux de Virieu	0.002%


Dominican Republic
MSIF Inc. Emerging Markets Debt Port	9/20/01	100.00	1,080	J. P. Morgan Chase	500,000		0.005%


Community Health System
MSIF Inc. Small Co Growth Portfolio	10/9/01	26.80	55,600	Goldman Sachs	12,000,000		0.463%


Raytheon Co								29,000,000
MSIF Inc. Equity Growth Portfolio	10/25/01	33.25	187,000	Lehman Brothers, Salomon Smith Barney	0.645%


Anthem Inc								28,600,000
MSIF Inc. Small Co Growth Portfolio	10/29/01	36.00	18,600	Goldman Sachs, Merrill Lynch		0.065%
MSIF Inc. Equity Growth Portfolio	10/29/01	36.00 	90,300	Goldman Sachs			0.316%
MSIF Inc. Focus Equity Portfolio	10/29/01	36.00 	8,400	Merrill Lynch			0.029%
MSIF Inc. Technology Portfolio	10/29/01	36.00 	3,800	Utendahl Capital Partners L.P.		0.013%

Fischer Scientific								12,000,000
MSIF Small Company Growth Portfolio	5/3/01	24.00	32,200	CS First Boston, Goldman Sachs	0.157%


Peabody Energy Corp							15,000,000
MSIF Small Company Growth Portfolio	5/21/01	28.00 	6,700	Warburg Dillon Read		0.045%
MSIF Value Equity Portfolio		5/21/01	28.00 	3,400	A.G. Edwards and Sons Inc		0.023%
MSIF Equity Growth Portfolio		5/21/01	28.00 	37,000	Lehman Brothers			0.247%
MSIF Focus Equity Portfolio		5/21/01	28.00 	3,600	Lehman Brothers			0.024%
MSIF Technology Portfolio		5/21/01	28.00 	2,500	Lehman Brothers			0.017%


Inditex
MSIF International Magnum Portfolio	5/21/01  EUR 14.70	5,800	Salomon Smith Barney141,430,997	0.004%


Willis Group Holdings							20,000,000
MSIF Small Co. Growth		6/11/01	13.50 	6,200	Merrill Lynch , New York		0.031%
MSIF Value Equity Portfolio		6/11/01	13.50 	3,000	JP Morgan Securities		0.015%
MSIF Equity Growth Portfolio		6/11/01	13.50 	32,000	Salomon Smith Barney		0.160%
MSIF Focus Equity Portfolio		6/11/01	13.50 	3,200	Salomon Smith Barney		0.016%
MSIF Technology Portfolio		6/11/01	13.50 	2,000	Salomon Smith Barney		0.010%


Embraer Aircraft								14,837,376
MSIF Emerging Markets Portfolio	6/12/01	38.90 	48,900	Merrill Lynch , CS First Boston		0.330%
MSIF Latin American Portfolio		6/12/01	38.90 	4,200	Merrill Lynch , CS First Boston		0.028%


Kraft Foods								280,000,000
MSIF Small Company Growth Portfolio	6/12/01	31.00 	60,400	Warburg Dillon Read		0.022%
MSIF Value Equity Portfolio		6/12/01	31.00 	29,600	Warburg Dillon Read		0.011%
MSIF Equity Growth Portfolio		6/12/01	31.00 	316,200	Sanford Bernstein			0.113%
MSIF Focus Equity Portfolio		6/12/01	31.00 	31,200	JP Morgan Securities		0.011%
MSIF Technology Portfolio		6/12/01	31.00 	19,600	Williams Capital			0.007%


Odyssey Re Holdings							17,142,857
MSIF Small Company Growth Portfolio	6/13/01	18.00	9,300	CIBC World Markets		0.000%
MSIF Equity Growth Portfolio		6/13/01	18.00	48,400	Montgomery Securities		0.002%
MSIF Focus Equity Portfolio		6/13/01	18.00	4,800	CIBC World Markets		0.000%
MSIF Technology Portfolio		6/13/01	18.00	3,000	CIBC World Markets		0.000%


Tellium Inc.								9,000,000
MSIF Small Company Growth Portfolio	5/17/01	15.00	400	Warburg Dillon Read		0.004%
MSIF Value Equity Portfolio		5/17/01	15.00	200	CIBC World Markets		0.002%
MSIF Equity Growth Portfolio		5/17/01	15.00	2,100	Warburg Dillon Read		0.023%
MSIF Focus Equity Portfolio		5/17/01	15.00	200	Thomas Weisel Partners		0.002%
MSIF Technology Portfolio		5/17/01	15.00	200	Thomas Weisel Partners		0.002%


Statoil									383,177,480
MSIF Global Value Equity Portfolio	6/18/01	69.00	32,200	Warburg Dillon Read		0.001%
MSIF International Magnum Portfolio	6/18/01	69.00	38,500	Warburg Dillon Read		0.001%
MSIF European Value Equity		6/18/01	69.00	30,000	Warburg Dillon Read		0.001%


Korea Telecom ADR								111,004,322
MSIF Emerging Markets Portfolio	6/27/01	20.200	388,400	UBS Warburg			0.350%
MSIF Asian Equity Portfolio		6/27/01	20.200	13,300	UBS Warburg			0.012%


Arab Republic of Egypt
MSIF Emerging Markets Debt Portfolio	6/29/01	99.881	3,300,000	Merrill Lynch	1,000,000,000	0.330%


Infineon Technologies
MSIF International Magnum Portfolio	7/12/01	29.00	4,370	Goldman Sachs	52,174,000		0.008%


HDFC Bank
MSIF Emerging Markets Portfolio	7/20/01	13.83	101,400	Merrill Lynch	10,845,986		0.935%


Apria Healhcare
MSIF Small Company Growth Portfolio	8/10/01	23.83	42,900	CS First Boston	8,500,000		0.505%


(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise
* Morgan Stanley Institutional Funds, Inc. ("MSIF" or "MSIF Inc.")

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